Exhibit 10.4

STATE OF ALABAMA COUNTY OF MOBILE
REAL ESTATE MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT OF LEASES AND RENTS

THIS REAL ESTATE MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT OF LEASES AND RENTS (“Mortgage”) is made as of the 14th day of January, 2008, by MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation having a notice address of 1125 S. Walnut Street, South Bend, Indiana 46619 (“Mortgagor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division, a national banking association having a notice address of 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (“Mortgagee”).

THIS SPACE RESERVED FOR RECORDING DATE
NAME AND RETURN ADDRESS Kristin A. Roeper Godfrey & Kahn, S. C. 780 North Water Street Milwaukee, WI 53202

W I T N E S S E T H:

Mortgagor and its affiliates, MISCOR Group, Ltd., Martell Electric, LLC, HK Engine Components, LLC, Magnetech Power Services, LLC, Ideal Consolidated, Inc., 3-D Service, Ltd. and American Motive Power, Inc. (the “Affiliates” and collectively with Mortgagor, the “Borrowers”) have entered into a Credit and Security Agreement with Mortgagee (the “Credit Agreement”) of even date herewith pursuant to which Mortgagee has agreed, subject to the terms and conditions in the Credit Agreement, to loan to and provide other financial accommodations to Borrowers in the aggregate principal sum of up to Fifteen Million Dollars ($15,000,000), as evidenced by that certain Revolving Note (the “Revolving Note”) of the Borrowers dated as of the date hereof in the principal amount of up to Thirteen Million Seven Hundred Fifty Thousand Dollars ($13,750,000), payable to the order of Mortgagee, and that certain Real Estate Note (the “Real Estate Note” and together with the Revolving Note, the “Notes”) of the Borrowers dated as of the date hereof in the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) payable to the order of Mortgagee.  To provide additional security for the Notes and the Credit Agreement, Mortgagor has agreed to execute this instrument and make this Mortgage, with full knowledge of the terms contained herein and in the Notes and the Credit Agreement.  As used herein, the term “Event of Default” has the meaning set forth in the Credit Agreement.

NOW, THEREFORE, Mortgagor, to secure the payment of the Notes, and the Borrowers’ obligations under the Credit Agreement, in accordance with their respective terms and all future advances up to and not to exceed Fifteen Million Dollars ($15,000,000) outstanding at one time, and all additions, extensions, modifications and renewals thereof, and all other sums which may become due from Borrowers to Mortgagee by virtue of the Credit Agreement, the Notes, this Mortgage and/or the transactions to which they relate, and to secure the performance of the covenants and agreements herein contained and in the Credit Agreement, by Borrowers to be performed, and in consideration of the sum of Ten Dollars ($10.00) in hand paid by Mortgagee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Mortgagor, does hereby grant, bargain, sell, mortgage, convey and warrant unto Mortgagee, its successors and assigns, forever, all that tract or parcel of land located in Mobile County, Alabama (“Real Estate”) legally described on Exhibit A attached hereto and incorporated herein by reference, and Mortgagor further grants, bargains, sells, mortgages, conveys and warrants unto Mortgagee, and grants to Mortgagee a security interest in and lien upon, all of its right, title and interest (whether now owned or hereafter acquired) into and under the following:

I.           All right, title and interest of Mortgagor, including any after-acquired title or reversion, now or at any time hereafter existing, in and to all highways, roads, ways, streets, avenues, alleys and other public thoroughfares, bordering on or adjacent to the Real Estate or any part thereof, together with all right, title and interest of Mortgagor to the land lying within such highways, roads, ways, streets, avenues, alleys and other public thoroughfares, whether heretofore or hereafter vacated, and all strips and gores adjoining or within the Real Estate or any part thereof;

II.           All and singular the tenements, hereditaments, licenses, permits, consents, easements, appurtenances, passages, waters, water courses, riparian rights, other rights and privileges thereof or in any way now or at any time hereafter belonging to or in any way appertaining to the Real Estate or any part thereof or to any property or right now or at any time hereafter comprising a part of the property and rights subject to this Mortgage; and all right, title and interest of Mortgagor, whether now or at any time hereafter existing, in all reversions and remainders to the Real Estate and such other property or right and all rents, income, issues, profits, royalties and revenues now or hereafter derived or accrued from or belonging to the Real Estate or any part thereof and such other property or right subject to this Mortgage;

III.           All buildings and improvements of every kind and description now or hereafter located, erected or placed on the Real Estate, or any part thereof, including, but not limited to, all structures, railroad spur tracks and sidings, plants, works and all materials intended for construction, and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be subject to this Mortgage immediately upon the delivery thereof to the Real Estate, and all fixtures now or hereafter owned by Mortgagor, and attached to or contained in and used in connection with the Real Estate, whether or not the same are or shall be attached to any building or buildings in any manner and, without any further act, all extensions, additions, betterments, substitutions and replacements to the foregoing (collectively, the “Development”);

IV.           All awards and other compensation (“Awards”), whether heretofore, now or hereafter made, to Mortgagor, its successors and assigns, for any taking by Eminent Domain, either permanent or temporary, of all or any part of the Real Estate or any part thereof and all the properties and rights described in Paragraphs I, II, and III above or any part thereof or any easement or appurtenance thereof, including any awards for any changes of grade of streets, which said awards and compensation are hereby assigned to Mortgagee; and

V.           All monies or other funds or sums at any time on deposit with Mortgagee pursuant to the terms hereof, and all contract rights, general intangibles, actions and rights of action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the Real Estate or any part thereof or the properties and rights described in Paragraphs I, II, III and IV above, or any part thereof; and all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Estate or any part thereof or the properties and rights described in Paragraphs I, II, III and IV above or any part thereof.

Any reference herein to the “Mortgaged Premises” shall be deemed to apply to the Real Estate and all the properties and rights expressed in the foregoing five (5) paragraphs, unless the context shall require otherwise.  It is understood that the Real Estate, and all the properties and rights hereby granted, bargained, sold, mortgaged, conveyed and warranted are intended to be one unit and are hereby understood, agreed and declared to form a part and parcel of the Mortgaged Premises and to be appropriated to the use of the Mortgaged Premises, and shall for the purpose of this Mortgage, so far as permitted by law, be deemed to be real estate and covered by the lien of this Mortgage

TO HAVE AND TO HOLD the Mortgaged Premises unto Mortgagee and its successors and assigns forever.

AND Mortgagor covenants and warrants that it has good and indefeasible title to the Real Estate in fee simple and that it has good right to convey its interest in the Mortgaged Premises, free and clear of all liens, charges and encumbrances whatsoever, except as permitted under the Credit Agreement or as otherwise set forth on Exhibit B attached hereto and incorporated by reference (collectively, the “Permitted Encumbrances”); and Mortgagor and its successors in interest will forever warrant and defend the lien and priority of this Mortgage against the lawful claims and demands of all persons whomsoever.

PROVIDED, HOWEVER, that if the principal, interest and all other sums provided in the Notes and the Credit Agreement are paid and all other sums hereinafter provided for or secured hereby are paid, and if Mortgagor properly performs all of the covenants herein contained, then this Mortgage shall be released, in accordance with the Credit Agreement, at the cost of Borrowers, otherwise this Mortgage will remain in full force and effect.

IT IS FURTHER UNDERSTOOD AND AGREED THAT

1.           Payment and Performance.  Borrowers shall promptly pay the principal of and interest on the indebtedness evidenced by the Notes and the Credit Agreement at the time and in the manner therein provided, and Mortgagor shall duly and punctually perform and observe all of the terms, covenants and conditions to be performed or observed by Mortgagor in the Notes, the Credit Agreement, this Mortgage and any other documents evidencing, securing or referring to said indebtedness.

2.           Payment of Taxes.  Subject to such exceptions as set forth under the terms of the Credit Agreement, (a) Mortgagor shall pay before delinquent and before any interest or penalty for nonpayment attaches thereto, all taxes, assessments, water rates, sewer rentals and other governmental charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Mortgaged Premises (“Taxes”) or any part thereof, or upon Mortgagor’s interest in the rents, issues, income or profits thereof, whether any or all of said items be levied directly or indirectly or as excise taxes or income taxes and (b) Mortgagor shall deliver to Mortgagee, at least ten (10) days before delinquent, receipted bills evidencing payment therefor.

3.           Deposits for Taxes and Assessments.  Following the occurrence of an Event of Default, Borrowers will, upon Mortgagee’s demand, deposit with Mortgagee, in addition to the required installments of principal and/or interest due under the terms of the Notes, monthly until the Notes are paid in full, a sum equal to all Taxes next due on the Mortgaged Premises (all as estimated by Mortgagee), divided by the number of months to elapse before one (1) month prior to the date when such Taxes will become delinquent.  Such deposits (i) shall not be deemed to be trust funds but may be commingled with any funds of Mortgagee; and (ii) shall be used, subject to the provisions of this Section 3, for the payment of Taxes on the Mortgaged Premises next due and payable when they become due.  If the sums so deposited are insufficient to pay any such Taxes for any year when the same shall become due and payable, Borrowers shall on demand deposit such additional funds as may be necessary to pay such Taxes in full.  If the sums so deposited exceed the amount required to pay such Taxes for any year, the excess shall be credited to a subsequent deposit or deposits required hereunder.

Upon acceleration of the amounts due under the Notes, Mortgagee may thereafter, at its option, without being required to do so, apply (i) any monies at the time on deposit first pursuant to the foregoing provisions of this Section 3, and (ii) any deposits and any payments by Borrowers, on any Borrowers’ obligations herein contained or obligations under the Notes or Credit Agreement, in such order and manner as Mortgagee may elect.  When the indebtedness secured hereby has been fully paid, any remaining deposits shall be paid to Borrowers.  Such deposits are hereby pledged as additional security for the indebtedness hereunder and shall be irrevocably applied by Mortgagee for the purposes for which made hereunder and shall not be subject to the direction or control of Borrowers; provided, however, that Mortgagee shall not be liable for any failure to apply such funds to the payment of Taxes unless Borrowers, provided there has been no acceleration of the amounts due under the Notes, shall have requested Mortgagee in writing to make application of such funds to the payment of the particular Taxes for payment of which they were deposited, accompanied by the bills for such Taxes.  Mortgagee shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party, and shall be liable only for its willful misconduct.

Mortgagee shall have the right to make any such payment for Taxes unless any such Tax is then being contested by Borrowers, in which event, Mortgagee shall make such payment under protest in the manner prescribed by law or shall withhold such payment.  In the event such contest shall or might result in interest, penalty or other charges; Borrowers shall likewise deposit monthly pro-rata the amount of any such interest, penalty or additional charge.

4.           Effect of New Taxation or Changes in Law Regarding Taxation.  If, by the laws of the United States of America or of any state having jurisdiction over Mortgagor or the Mortgaged Premises, any tax, assessment or governmental charge of any character whatever is due or becomes due on account of this Mortgage or the indebtedness secured hereby, except for income or franchise taxes of Mortgagee, Mortgagor covenants and agrees to pay any such tax, assessment or governmental charge of any character whatever in the manner required by any such law when the same shall become due; provided that Mortgagor shall not be required to pay any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.  Mortgagor further covenants to hold harmless and agrees to indemnify Mortgagee, its successors or assigns, against any liability incurred by reason of the imposition of any such tax, assessment or government charge on account of this Mortgage or the indebtedness secured hereby.  In the event of the enactment after this date of any law of the state in which the Mortgaged Premises are located deducting from the value of land for the purpose of taxation any lien thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagee’s interest in the property, or the manner of collecting taxes, so as to affect this Mortgage or the debt secured hereby or the holder thereof, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes or assessments or charges or liens or reimburse Mortgagee therefor.

5.           Mortgagor’s Covenants.  Mortgagor will not do or permit to be done to, in, upon or about any portion of the Mortgaged Premises, anything that may in any manner materially impair the value thereof, or materially weaken, diminish or impair the security of this Mortgage.  In furtherance of the foregoing:

(a)           Mortgagor shall keep the Mortgaged Premises in good condition and repair, in all material respects, and not commit or permit the commission of any material waste of any kind whatsoever on the Mortgaged Premises or any part thereof;

(b)           Mortgagor shall promptly repair, restore or rebuild any buildings or improvements now or hereafter on the Mortgaged Premises which may become damaged or be destroyed by any cause whatsoever (excluding minor inconsequential damage costing less than Five Thousand Dollars ($5,000.00) to repair which does not materially impair the value or utility of the improvements), so that upon completion of the repair, restoration and rebuilding of said buildings and improvements there will not be any liens of any nature arising out of said repair, restoration and rebuilding, and the Mortgaged Premises will have a commercial value at least as great as the value of the Mortgaged Premises prior to such damage or destruction;

(c)           Mortgagor shall not, directly or indirectly, without Mortgagee’s prior written consent, create, incur, permit to exist or assume any mortgage, pledge or other lien or claim for lien or encumbrance upon the Mortgaged Premises or any part thereto other than (i) the lien and security interest of Mortgagee as created by this Mortgage and any other documents evidencing, securing or referring to the Notes and (ii) the other Permitted Encumbrances;

(d)           Mortgagor shall promptly comply, and use reasonable efforts to cause each lessee or other user of any part of the Mortgaged Premises to promptly comply, in all material respects, with (i) all laws, ordinances, regulations and orders of all public authorities having jurisdiction of the Mortgaged Premises and (ii) all restrictions of record pertaining to the Mortgaged Premises;

(e)           Mortgagor shall not make any material alterations to the Mortgaged Premises without the prior written consent of Mortgagee;

(f)           Mortgagor shall promptly notify Mortgagee in writing of (i) any material loss or damage to any part of the Mortgaged Premises, (ii) any material change, whether contemplated, pending or final, in the assessment of any part of the Mortgaged Premises by taxing authorities or in the zoning classification, (iii) the actual or threatened commencement of any proceedings under condemnation or eminent domain affecting any part of the Mortgaged Premises, including those proceedings relating to severance and consequential damage and change in grade of streets, copies of any and all papers served in connection with any such proceedings to be delivered to Mortgagee upon such service, and (iv) any other action, whether contemplated (when known to Mortgagor), pending or final, by any public authority or otherwise, that could materially affect the value of any part of the Mortgaged Premises;

(g)           Mortgagor shall not suffer or permit any material change in the general nature of the occupancy of the Mortgaged Premises, without the prior written consent of Mortgagee;

(h)           Mortgagor shall not initiate any material zoning reclassification, without the prior written consent of Mortgagee, excluding, however, variances and reclassifications consistent with Mortgagor’s use of the Mortgaged Premises;

(i)           Mortgagor shall not make or permit any use of the Mortgaged Premises that could with the passage of time result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Mortgaged Premises in favor of any person or the public;

(j)           Mortgagor shall not permit any portion of the Mortgaged Premises to be used for any unlawful purpose;

(k)           Mortgagor shall permit Mortgagee to enter the Mortgaged Premises at any time during normal business hours.

6.           Insurance.  Mortgagor shall keep in full force and effect all insurance coverage on the Mortgaged Premises required under the Credit Agreement and Mortgagor shall provide Mortgagee evidence of the same.

7.           Adjustment of Losses with Insurer and Application of Proceeds of Insurance.  In case of any casualty loss, or damage to the Mortgaged Premises, Mortgagor shall give prompt notice to Mortgagee, and Mortgagee shall consult with Mortgagor as to how to proceed but may in its sole discretion, either (i) settle and adjust any claim under any insurance policy or policies required hereunder as aforesaid, without consent of Mortgagor, or (ii) allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss.  In either case, the insurance proceeds shall be paid to Mortgagee and Mortgagee is authorized to collect and to give receipts therefor.  All such insurance proceeds shall be held by Mortgagee, and used to reimburse Mortgagor for the cost of the rebuilding or restoration of said improvements on the Mortgaged Premises, in which event the proceeds so used shall not be deemed a payment on the indebtedness secured hereby and Mortgagee shall make such proceeds available, from time to time, for such reconstruction costs in a manner similar to the procedures set forth for the disbursement of loan proceeds under the Credit Agreement.  Notwithstanding the foregoing, following the occurrence, and at all times during the continuance, of any Event of Default, Mortgagee shall, in lieu of allowing the proceeds to be used as aforesaid, have the right, in its sole discretion, to require that all insurance proceeds be applied in reduction of the indebtedness secured hereby, in such order as Mortgagee shall determine.  If Mortgagee allows insurance proceeds to be made available for rebuilding or restoration in accordance with this paragraph, and if the amount of such proceeds are insufficient to cover the cost of rebuilding or restoration, Mortgagor shall pay such cost in excess of the proceeds, before being entitled to reimbursement out of the proceeds.  Any surplus which may remain out of said proceeds after payment of such cost of rebuilding or restoration shall, at the option of Mortgagee, be applied on account of the indebtedness secured hereby or be paid to any other party entitled thereto.

8.           Condemnation.  Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor’s name any action or proceeding relating to any condemnation or power of eminent domain and to settle or compromise any claim in connection therewith, provided Mortgagee agrees to consult with Mortgagor concerning such action.  The Award is included in the Mortgaged Premises and shall be held by Mortgagee and used to reimburse Mortgagor for the cost of rebuilding or restoring buildings or improvements on the Mortgaged Premises, in which event the proceeds so used shall not be deemed a payment on the indebtedness secured hereby and the proceeds of the Award shall be applied and paid out in the same manner as is provided in Section 7 hereof for the payment of insurance proceeds toward the cost of rebuilding or restoration. Notwithstanding the foregoing, following the occurrence, and at all times during the continuance, of any Event of Default, Mortgagee shall, in lieu of allowing the proceeds of any Award to be used as aforesaid, have the right, in its sole discretion, to require that all such proceeds be applied in reduction of the indebtedness secured hereby, in such order as Mortgagee shall determine.  If the amount of such Award is insufficient to cover the cost of rebuilding or restoration, Mortgagor shall pay such cost in excess of the Award, before being entitled to reimbursement out of the Award.  Any surplus which may remain out of said Award after payment of such cost of rebuilding or restoration shall, at the option of Mortgagee, be applied on account of the indebtedness secured hereby or be paid to any other party entitled thereto.

9.           Hold Harmless.  Mortgagor shall save Mortgagee harmless from and indemnify Mortgagee against all loss, liability, damages, costs and expenses, including reasonable attorney’s fees, incurred by reason of any action, suit, proceeding, hearing, motion or application before any Court or administrative body in and to which Mortgagee may be or become a party by reason hereof, including but not limited to condemnation, bankruptcy, probate and administrative proceedings, as well as any other of the foregoing wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of and the lien created by this Mortgage, unless caused by the malicious act or omission of Mortgagee, and all money paid or expended by Mortgagee in that regard, together with interest thereon from date of such payment at the rate set forth in the Notes shall be so much additional indebtedness secured hereby and shall be immediately and without notice due and payable to Mortgagee.

10.           Mortgagee’s Performance of Defaulted Acts.  Upon the occurrence of an Event of Default, Mortgagee may, at its option and whether electing to declare the whole indebtedness due and payable or not, (i) perform the same without waiver of any other remedy, and/or (ii) purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Mortgaged Premises and the maintenance of the lien created hereby, including reasonable attorney’s fees, with interest on all such items at the rate at which principal bears interest under the Notes, shall be repayable by Borrowers without demand and shall be tacked and impressed as an additional lien upon the Mortgaged Premises prior to any right, title, interest or claim attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by and collectible as part of this Mortgage.  Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any such default on the part of Mortgagor.

11.           Mortgagee’s Reliance in Making Payments.  Mortgagee, in making any payment herein and as hereby authorized, (i) relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the validity or accuracy thereof, and (ii) relating to any prior lien or title or claim thereof, may do so without inquiry as to the validity or amount of any such prior lien or title or claim which may be asserted, and (iii) may do so whenever, in its sole judgment, such payment or payments shall seem necessary or desirable to protect the security created by this Mortgage; provided, however, that in connection with any such payment as aforesaid, Mortgagee, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the expense of which shall be repayable by Mortgagor upon demand and shall be secured hereby.

12.           Assignment of Rents and Leases.  All right, title and interest of Mortgagor in and to all present leases affecting the Mortgaged Premises, and including and together with (i) any and all future leases upon all or any part of the Mortgaged Premises, (ii) all of the rents, income, receipts, revenues, issues and profits (“Rents”) from or due or arising out of the Mortgaged Premises and (iii) all deposits given as security for the faithful performance of each of such leases and all guaranties of any or all of such leases, are hereby collaterally assigned simultaneously herewith to Mortgagee as security for the payment of the Notes.  All leases affecting the Mortgaged Premises for a term of more than one (1) year (including renewal options) shall be submitted by Mortgagor to Mortgagee for its approval prior to the execution thereof.  All approved and executed leases for a term of more than one (1) year (including renewal options) shall, at Mortgagee’s option, be specifically assigned to Mortgagee by instrument in form satisfactory to Mortgagee.  All or any such leases shall be subordinate to this Mortgage.  Mortgagor, as lessor under such leases, shall comply with all material provisions in such leases with which the lessor is required to comply, and shall faithfully and fully enforce all material terms and conditions of such leases.  If Mortgagor shall not comply with or enforce each such lease, Mortgagee may (without being required to), after ten (10) days prior written notice to Mortgagor, perform and enforce such leases, and all amounts expended by Mortgagee in connection therewith shall be immediately due Mortgagee and shall be secured by the lien hereof.  Mortgagee hereby grants to Mortgagor, so long as no Event of Default has occurred and is continuing, a license to collect the rents due under any such leases, without any obligation to apply the same to the indebtedness secured hereby.

Upon any Event of Default, Mortgagee may at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Mortgaged Premises, or any part thereof, in its own name sue for same, less costs and expenses of operation and collection, including attorneys’ fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine.  The collection of such Rents or the entering upon and taking possession of the Mortgaged Premises, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

In any case in which under the provisions of this Mortgage Mortgagee has a right to institute foreclosure proceedings, whether before or after the whole principal sum secured hereby is declared to be immediately due, or whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee and Mortgagee shall be entitled to take actual possession of the Real Estate or any part thereof personally, or by its agent or attorneys, as for condition broken.  In such event Mortgagee in its discretion may, with process of law, enter upon and take and maintain possession of all or any part of the Real Estate, together with all documents, books, records, papers, and accounts of Mortgagor or then owner of the Mortgaged Property relating thereto, and may exclude Mortgagor, its agents or servants, wholly therefrom and may as attorney in fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Mortgaged Premises and conduct the business, if any, thereof, either personally or by its agents, and will full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns, may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Mortgaged Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power: (a) to cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same; (b) to elect to disaffirm any lease or sublease which is then subordinate to the lien hereof; (c) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interest in the Mortgaged Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the indebtedness secured hereby, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; (d) to make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property as to it may seem judicious; (e) to insure and reinsure the same and all risks incidental to Mortgagee’s possession, operation and management thereof; and (f) to receive all of such avails, rents, issues and profits; hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereinafter, without notice to Mortgagor.

Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases.  Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under said leases or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in said leases.  Should Mortgagee incur any such liability, loss or damage, under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attornenys’ fees, shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demands.

Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it by this Section 12 shall have full power to use and apply the avails, rents, issues and profits of the Real Estate to the payment of or on account of the following, in such order as Mortgagee may determine:

(a)           to the payment of the operating expenses of the Real Estate, including cost of management and leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinafter authorized;

(b)           to the payment of taxes and special assessments now due or which may hereafter become due on the Mortgaged Premises;

(c)           to the payment of all repairs, decorating, renewals, replacements, alterations, additions, betterments, and improvements of the Property, and of placing the Real Estate in such condition as will, in the judgment of Mortgagee, make it readily rentable;

(d)           to the payment of any indebtedness secured hereby or any deficiency which may result from any foreclosure sale.

13.           Change in Ownership or Other Transfers.  Notwithstanding anything herein to the contrary, unless otherwise agreed to in writing by the Mortgagee, Mortgagor covenants and agrees that it will not permit or agree to (i) any voluntary or involuntary change in the legal or equitable ownership of the Mortgaged Premises or any part thereof, except as may be otherwise permitted under the Credit Agreement, (ii) any voluntary or involuntary transfer, conveyance, encumbrance (other than a Permitted Encumbrance), sale, lease for a term of over one (1) year or other disposition of the Mortgaged Premises, or any part thereof, not otherwise permitted under the terms of the Credit Agreement or (iii) any agreement to do any of the foregoing.  Consent to one transfer shall not imply consent to any subsequent transfer.  No consent of Mortgagee, even if granted, shall release Mortgagor or any other person liable for any indebtedness secured hereby.

14.           Acceleration Upon Default, Additional Remedies.  Upon the occurrence of any Event of Default, Mortgagee may declare all indebtedness secured hereby to be due and payable and the same shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind.  Thereafter, Mortgagee may:

(a)           Either in person or by agent, with or without bringing any action or proceeding, enter upon and take possession of the Development in accordance with applicable law, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Development or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Development, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same in accordance with Section 12 hereof.  The entering upon and taking possession of the Development, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and notwithstanding the continuance in possession of the Development or the collection, receipt and application of rents, issues or profits, Mortgagee shall be entitled to exercise every right provided for in the Credit Agreement or any of Loan Documents (as defined in the Credit Agreement) or by law upon occurrence of any Event of Default;

(b)           Commence an action to foreclose this Mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

(c)           Foreclose this Mortgage either by sale at public outcry or by proceedings in law or equity; and Mortgagee may become the purchaser at any foreclosure sale if the highest bidder, and, in the event of sale at public outcry, Mortgagee may sell or cause to be sold, all and singular, the Development and all the estate, right, title and interest, claim and demand therein, such sale or sales to be made at public outcry at the North door of the courthouse of the county in which the Real Estate is located at such time or times and upon such terms as may be required by law or as Mortgagee may determine, after having first given notice of the time, place and terms of sale, together with the description of the property to be sold, by publication once a week for three consecutive weeks prior to said sale in any newspaper then published in the county in Alabama in which the Property is located, and after giving such other notice of the time, place and terms of sale as may be required by law.  In the event of a sale hereunder, Mortgagee or owners of the debt and Mortgage, or the auctioneer, shall execute to the purchaser for and in the name of Mortgagor, a good and sufficient deed to the Development,  Mortgagee may sell such property either as a whole or in separate parcels and in such order as Mortgagee may direct

(Mortgagor waiving any right to direct the order of sale), at public auction to the highest bidder for cash in lawful money of the United States (or cash equivalents acceptable to Mortgagee to the extent permitted by applicable law), payable at the time of sale.  Mortgagee may postpone the sale of all or any part of the Development by public announcement at such time and place of sale, and from time to time after any such postponement may postpone such sale by public announcement at the time fixed by the preceding postponement.  Mortgagee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty, express or implied, and the recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Mortgagee, may purchase at such sale, and any bid by Mortgagee may be, in whole or in part, in the form of cancellation of all or any part of the Obligations secured hereby.

15.           Foreclosure; Expense of Litigation.  When the indebtedness hereby secured, or any part thereof, shall become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such indebtedness or part thereof.  In any suit to foreclose the lien hereof or to enforce the obligations of Mortgagor hereunder, or under the Notes or the Credit Agreement, or any other instrument securing the performance of such obligations, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys’ costs and fees (including the costs and fees of paralegals), survey charges, appraisers’ fees, inspecting engineers’ and/or architects’ fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) or procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of, or the environmental condition of, the Mortgaged Premises.  All expenditures and expenses of the nature in this paragraph mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Premises and the Maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Credit Agreement or the Mortgaged Premises or defense of any suit or proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage.

16.           Application of Proceeds of Foreclosure Sale.  The proceeds of any foreclosure sale of the Mortgaged Property shall be distributed and applied in the following order of priority:  First, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in the preceding paragraph hereof, second, all other items which under the terms hereof constitute additional secured indebtedness; third, all principal and interest remaining unpaid on the Notes or otherwise pursuant to the Credit Agreement; fourth, any overplus to Mortgagor, its successors or assigns, as their rights may appear.

17.           Appointment of Receiver.  Upon, or at any time after the filing of a complaint to foreclose this Mortgage, Mortgagee shall be entitled to the appointment of a receiver of the Development by the court in which such complaint is filed, and Mortgagor hereby consents to such appointment.  Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Development or whether the same shall be then occupied as a homestead or not and Mortgagee or any holder of the Notes may be appointed as such receiver.  Such receiver shall have power:  (a) to collect the rents, issues and profits of the Development during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits; (b) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained herein, shall be binding upon Mortgagor and all persons whose interests in the premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge or the mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser, and (c) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management, and operation of the Development or the Mortgaged Premises during the whole of said period.  The court from time to time may authorize the receiver to apply the net income of his hands in payment in whole or in part of:  (a) the indebtedness secured hereby, or by any decree foreclosing this mortgage, or any tax, special assessment, or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; (b) the deficiency in case of a sale and deficiency.

18.           Remedies Not Exclusive.  Mortgagee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Mortgage or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of this Mortgage nor its enforcement whether by court action or pursuant to the other powers herein contained, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may, in its absolute discretion determine.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy given by the Credit Agreement, any of the Loan Documents to Mortgagee may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies.

19.           Mortgagor’s Waiver of Rights.  To the extent permitted by law, Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Premises, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the collection of the obligations secured hereby or creating or extending a period of redemption from any sale made in collecting said debt.  To the full extent Mortgagor may do so, Mortgagor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of any law nor or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for itself, its heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Premises, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created.  If any law referred to in this Section and now in force, of which Mortgagor, Mortgagor’s heirs, devisees, representatives, successor and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.  Mortgagor expressly waives and relinquishes any and all rights and remedies which it may have or be able to assert by reason of the laws of the State of Alabama pertaining to the rights and remedies of sureties.

20.           Transferees of Mortgaged Premises.  Subject to the provisions of Section 13, in the event of the sale or transfer by operation of law or otherwise, of all or any part of the Mortgaged Premises, Mortgagee is hereby authorized and empowered to deal with such vendee or transferee with reference to the Mortgaged Premises, or the debt secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might have dealt with Mortgagor.

21.           No Effect on Liability.  In the event Mortgagee (a) releases any part of the security described herein or any person liable for any indebtedness secured hereby; (b) grants one or more renewals, modifications or extensions of any Note for any period or periods of time; (c) takes other or additional security for the payment thereof; or (d) waives or fails to exercise any right granted herein or in any Note, said act or omission shall not release Mortgagor, subsequent purchasers of the Mortgaged Premises or any part thereof, or makers, guarantors or sureties of this Mortgage or of any Note, under any covenant of this Mortgage or of the Notes or the Credit Agreement, nor preclude Mortgagee from exercising any rights, power or privilege herein granted or intended to be granted in the event of any default then made or any subsequent default.

22.           Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when given in accordance with the terms of the Credit Agreement, at the addresses set forth on the first page hereof.

23.           Governing Law.  The terms of this Mortgage, with respect to the obligations of Mortgagor hereunder and other matters related to the Notes, the Credit Agreement and all other matters unrelated to this Mortgage, shall be governed by and construed in accordance with the laws of the State of Wisconsin; provided, however, all other provisions of this Mortgage, including the creation of this Mortgage, the attachment and perfection of the lien or security interest in the Mortgaged Premises, the rights and remedies of Mortgagee and the enforcement thereof with respect to the Mortgaged Premises and procedural matters as provided herein shall be governed by and construed in accordance with the internal laws of the State of Alabama.

24.           Covenants Run with the Land.  All the covenants hereof shall run with the land.

25.           Time is of the Essence.  It is specifically agreed that time is of the essence of this Mortgage.

26.           Binding on Successors and Assigns.  This Mortgage and all the provisions hereof shall extend to and be binding upon Mortgagor and all persons claiming under or through Mortgagor, including but not limited to its successors and assigns, heirs, administrators or executors.

27.           Captions.  The captions of various Sections of this Mortgage are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions thereof.

28.           Amendments.  This Mortgage may not be amended or altered in any manner other than by a writing signed by the party sought to be charged or bound thereby.

29.           Subrogation.  As additional security for the Notes and all other sums secured hereby, Mortgagee shall be and is hereby subrogated to the lien of any mortgage, encumbrance or other lien, whether or not released of record, paid or discharged, in whole or in part, by the proceeds of the Notes.

30.           Mortgagee’s Lien for Service Charge and Expenses.  At all times, regardless of whether any loan proceeds have been disbursed, this Mortgage secures (in addition to any loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses, and advances due to or incurred by Mortgagee in connection with the loan to be secured hereby.

31.           Invalidity.  Nothing contained herein nor any transaction related hereto shall be construed or shall so operate either presently or prospectively to require Mortgagor to make any payment or do any act contrary to law; but if any clause or provision contained herein shall otherwise operate to invalidate this Mortgage, in whole or in part, then such clause(s) or provision(s) only shall be held for naught as though not contained herein and the remainder of this Mortgage shall remain operative and in full force and effect.

32.           Business Purposes.  Mortgagor covenants and agrees that the indebtedness secured by this Mortgage, and the proceeds of such indebtedness, are for business purposes only.

IN WITNESS WHEREOF, this Real Estate Mortgage, Security Agreement and Assignment of Leases and Rents has been executed and delivered at __________, ______________, as of the 14th day of January, 2008.

MAGNETECH INDUSTRIAL SERVICES, INC.

By:	/s/ John A. Martell
Name: John A. Martell
Title: President

STATE OF INDIANA	)
	)	SS
COUNTY OF ST. JOSEPH	)

On this 11th day of January, 2008, personally came before me John A. Martell, to me known to be the President of Magnetech Industrial Services, Inc., an Indiana corporation, and the person who executed the foregoing instrument on behalf of said corporation, and acknowledged the same.

[Notarial Seal]	/s/ James M. Lewis
Notary Public, State of Indiana
My commission expires 2/9/2008

This instrument was drafted by and
after recording should be returned to:

Kristin A. Roeper, Esq.
GODFREY & KAHN, S. C.
780 North Water Street
Milwaukee, Wisconsin  53202

Exhibit A

Legal Description

Parcel A:
That portion of Block 2”, Jacintoport, Unit One, Section A, as recorded in Map Book 21, Page 93 of the Probate Court Records of Mobile County, Alabama, being more particularly described as follows:
Beginning at the Northwest corner of Block 2”, Jacintoport, Unit One, Section A, as recorded in Map Book 21, Page 93 of the Probate Court records of Mobile County, Alabama, run South 86 Degrees 05 Minutes 47 Seconds East along the North boundary of said Block 2”, a distance of 94.77 feet to a point; thence continuing along said North boundary of Block 2”, run South 89 Degrees 40 Minutes 47 Seconds East 703.43 Feet to a point on the West right of way line of Station Street; thence along said West right of way line of Station Street, run South 11 Degrees 45 Minutes 12 Seconds East 0.54 Feet to the P.C. of a curve to the right having a central angle of 72 degrees 25 Minutes 52 Seconds and a radius of 50 feet; thence continuing along said West right of way line of Station Street, run Southwestwardly along the arc of said curve, 63.21 feet to the P.T. of said curve; said point being on the West right of way line of Bill Myles Drive West, and on the arc of a 263.16 foot radius curve concave Southeastwardly; thence along said West right of way line of Bill Myles Drive West, run Southwestwardly along said arc of curve 252.96 feet to the P.T. of said curve; thence continuing along said West right of way line of Bill Myles Drive West, run South 05 Degrees 36 Minutes 05 Seconds West 186.51 Feet to a point; thence run North 86 degrees 39 minutes 23 seconds West 664.25 feet to a point on the East Line of a 100 Foot Southern Railway right of way; thence along said East line of the 100 foot Southern Railway right of way, run North 05 Degrees 36 Minutes 05 Seconds East 417.31 Feet to the Point of Beginning.

Parcel B:
Lot 1, Jacintoport, Unit One, Section A, Resubdivision of Block 4, as recorded in Map Book 38, Page 119 of the Probate Court Records of Mobile County, Alabama, being more particularly described as follows:
Commencing at the Southwest Corner of Block “4”, Jacintoport, Unit One, Section “A”, as Recorded in Map Book 21, Page 93 of the Probate Court Records, Mobile County, Alabama; said Point being on the East right of way line of Bill Myles Drive West; thence along said East right of way line of Bill Myles Drive West, run North 05 Degrees 36 Minutes 05 Seconds East 362.85 feet to the point of beginning of the property herein described; thence continuing North 05 Degrees 36 minutes 04 Seconds East along said East right of way line of Bill Myles Drive West, run 157.73 Feet to the P.C. of a curve to the right having a radius of 163.16 feet; thence continuing along said East right of way line of Bill Myles Drive West, run Northeastwardly along the arc of said curve 241.25 feet to the P.T. of said curve; said point being on the South right of way line of Bill Myles Drive North; thence along said South right of way Line of Bill Myles Drive North and an Eastwardly projection thereof, run South 89 degrees 40 minutes 47 seconds East 323.03 feet to a point; thence run South 00 degrees 19 minutes 13 seconds West 305.0 feet to a point; thence run North 89 degrees 40 minutes 47 seconds West 500.00 feet to the point of beginning.
Tax PPIN/Key No. 02973704, 01942919 and 00166536

Exhibit B

Permitted Encumbrances